Exhibit 10.1

GUIDED THERAPEUTICS, INC.

5835 Peachtree Corners East, Suite B

Norcross, Georgia 30092

April __, 2021

Purchasers pursuant to Securities Purchase Agreement

Dated December 23, 2020

Re:        Creation of Series F-2 Convertible Preferred Stock

Dear Purchaser:

As previously disclosed in the public filings of Guided Therapeutics, Inc. (the “Company”), the recent private placement pursuant to the Securities Purchase Agreement, dated December 23, 2020, was well received and oversubscribed. As such and in order to create the necessary preferred shares of the Company to meet the increased demand, the Company has filed a Certificate of Designation titled Series F-2 Convertible Preferred Stock (the “Series F-2”) which has the same rights and preferences as the Series F Convertible Preferred Stock (“Series F”). The purpose of this letter is to notify you that you may receive Series F-2 instead of Series F but, as stated above, the rights and preferences of each of the preferred stock is identical in every respect.

Please confirm your acceptance of the Series F-2 shares in lieu of the Series F shares.

Thank you.

Sincerely,

Guided Therapeutics, Inc.

By: __________________

Name:

Title:

Accepted and Confirmed:

Name of Purchaser:

Signature of Purchaser:

Name of Signatory:

Title of Signatory: